Aston Funds

EXHIBIT TO ITEM 77K

Changes In Registrant's Certifying Accountant


On June 19, 2008 the Audit Committee and the Board of
Directors appointed KPMG LLP ("KPMG") as the Money Market
Fund's independent auditors for the fiscal year ended
October 31, 2008 following the resignation of Ernst & Young
LLP as previously reported in Form N-SARA, dated June 27, 2008 (Accession No. 0000940400-08-000260).